UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2022

Anebulo Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40388	85-1170950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 Ranch Road 620 South, Suite 201 Lakeway, Texas	78734
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 598-0931

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ANEB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On October 11, 2022, the Board of Directors (the “Board”) of Anebulo Pharmaceuticals, Inc. (the “Company”) adopted Amended and Restated Bylaws (the “Restated Bylaws”) of the Company, effective as of such date of adoption.

The Restated Bylaws amended and restated the Company’s prior bylaws primarily to address the universal proxy rules adopted by the Securities and Exchange Commission and conforming to the General Corporation Law of the State of Delaware (the “DGCL”) and customary corporate governance practices, including the following changes:

●	updated the advance notice procedures for stockholder proposals to require certain additional information requirements with respect to nominating stockholders, their proposed nominees and other persons related to a stockholder’s solicitation of proxies;
●	added a requirement for a stockholder submitting a nomination notice to make a representation as to whether such stockholder intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, and, on request of the Company, to provide reasonable evidence that certain requirements of such rule have been satisfied;
●	removed the ability of the Company’s President to call special meetings of the stockholders or the Board;
●	added the ability for the Company to give notice of stockholder meetings to the stockholders by electronic transmission and a description of the ways in which stockholders can waive any such notice;
●	adopted a plurality of votes standard to elect directors, which previously only applied to contested director elections;
●	conformed Section 12 of the Restated Bylaws concerning the list of stockholders with the requirements of Section 19 of the DGCL;
●	added a classified Board provision, which is consistent with the Company’s current certificate of incorporation;
●	updated the notice provisions for meetings of the Board or any committee thereof, including the deadline for notice by first class mail, a description on the ways in which directors can waive such notice and the ability for the Company to give notice by electronic transmission;
●	updated the quorum requirement for meetings of the Board with respect to questions related to indemnification to one-third of the exact number of directors fixed from time;
●	updated certain provisions related to committees of the Board, including removing the size requirements of such committees and adding provisions regarding committee meetings, appointments, vacancies and removals;
●	added the ability of the Board to designate a lead independent director and provisions describing the responsibilities of such lead independent director;
●	added provisions regarding the organization of meetings of the Board;
●	removed the requirement to have certain designated officers of the Company and removed the requirement to appoint such officers annually;
●	updated the indemnification provisions to conform to the indemnification provisions in the Company’s current certificate of incorporation;
●	updated the stockholder approval standard to a supermajority requirement for any adoptions, repeals or amendments to the Restated Bylaws, as opposed to only adoptions, repeals or amendments to only certain sections; and
●	added a provision to allow the Company to lend money to, or guarantee, any obligations of, or to assist any employee of the Company, except as prohibited by applicable law.

The foregoing description of the Restated Bylaws is qualified in its entirety by reference to the full text of the Restated Bylaws, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Anebulo Pharmaceuticals, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANEBULO PHARMACEUTICALS, INC.

By:	/s/ Rex Merchant
Rex Merchant Chief Financial Officer

Dated: October 13, 2022